As filed with the Securities and Exchange
Commission on June 4, 2004                                         Reg. No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       Secured Digital Applications, Inc.

             (Exact name of registrant as specified in its charter)



         Delaware                                             84-1357927
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                               identification No.)


                     11, Jalan 51A/233, 46100 Petaling Jaya,
--------------------------------------------------------------------------------

                               Selangor, Malaysia
--------------------------------------------------------------------------------

               (Address of principal executive offices) (Zip Code)

                             COMPENSATION AGREEMENT
                              (full title of plan)

                                 Mr. Patrick Lim
--------------------------------------------------------------------------------
                     11, Jalan 51/A223, 46100 Petaling Jaya
                               Selangor, Malaysia

                     (Name and address of agent for service)

                               011 60 3 7956-7026
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                        Proposed maximum      Proposed maximum
                        Amount to be          offering price       Aggregate offering    Amount of
Title of securities     Registered            per share*           Price                 Registration fee
to be registered
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock ($.00001    1,000,000                    $0.25           $250,000             $31.68
par value)

----------------------- --------------------- -------------------- --------------------- --------------------

     * Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the average of the bid on the over the counter bulletin board on June 4, 2004.

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 relates to the issuance of up to 1,000,000 shares of common stock to a consultant.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), is not required to be filed with the Securities and Exchange Commission and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

     o Reference is made to the Registrant's annual report on Form 10-KSB for the year ended December 31, 2003, as filed with the SEC on April 14, 2004, which is hereby incorporated by reference.

     o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ended March 31, 2004, as filed with the Commission on May 14, 2004, which is hereby incorporated by reference.

     o Reference is made to the Registrant's current reports on Form 8-K filed with the Commission under file number 001-25658 for the fiscal year 2003 to date.

     o The description of the Registrant's common stock is incorporated by reference to the Registrant's Registration Statement on Form 10-SB, as amended, and filed with the Commission under file number 000-25658 on May 13, 1996.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of Americas, 21st flr., New York, NY 10018. A member of Sichenzia Ross Friedman Ference LLP will receive shares of common stock in connection with legal services. Such shares are being registered in this Registration Statement.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provided that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     Item 7. Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

 EXHIBIT
 NUMBER         EXHIBIT
 -------        -------

  4.1 Compensation Agreement with Sichenzia Ross Friedman Ference LLP dated June 3, 2004

  5.1     Opinion of Sichenzia Ross Friedman Ference LLP

  23.1    Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit
          5.1

  23.2    Consent of Independant Registered Public Accounting Firm

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 14, 2004 in Selangor, Malaysia.

                       SECURED DIGITAL APPLICATIONS, INC.


                          By: /s/ Patrick Soon-Hock Lim
                              -------------------------
                                  Patrick Soon-Hock Lim, Chief
                                  Executive Officer and Chairman
                                  (Principal Executive Officer)

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                       Title                   Date
              ---------                       -----                   ----

/s/Chee-Hong Leong                 Chief Financial Officer        June 14, 2004
-----------------------------
   Chee-Hong Leong

/s/ Valerie Hoi-Fah Looi           Secretary and Director         June 14, 2004
-----------------------------
    Valerie Hoi-Fah Looi

/s/ Wan Abdul Razak bin Muda               Director               June 14, 2004
-----------------------------
    Wan Abdul Razak bin Muda

/s/ Mark Deschaine                         Director               June 14, 2004
-----------------------------
    Mark Deschaine

EXHIBIT
NUMBER     EXHIBIT
------   ----------
4.1 Compensation Agreement with Sichenzia Ross Friedman Ference LLP date June 2, 2004

5.1      Opinion of Sichenzia Ross Friedman Ference LLP

23.1     Consent of Sichenzia Ross Friedman Ference LLP is contained in
         Exhibit 5.1.

23.2     Consent of Independant Registered Public Accounting Firm